QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.4

AMENDED AND RESTATED BYLAWS

Of

VERSICOR INC.

AMENDED AND RESTATED BYLAWS
of
VERSICOR INC.

        Section 1.    Offices.    In addition to its principal office in the State of Delaware, the Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors shall from time to time determine.

        Section 2.    Place of Meetings.    Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that stockholders and proxyholders not physically present at a meeting of the stockholders may participate in a meeting of the stockholders by means of remote communications in the manner authorized by the General Corporation Law of the State of Delaware (the "DGCL").

        Section 3.    Annual Meeting.    The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be specified in the notice thereof, as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of only such other business as is properly brought before such meeting in accordance with these Bylaws. If any annual meeting shall not be held on the day designated or the directors shall not have been elected thereat or at any adjournment thereof, thereafter the Board of Directors shall cause a special meeting of the stockholders to be held as soon as practicable for the election of directors. At such special meeting the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.

        Section 4.    Special Meetings.    Special meetings of the stockholders of the Corporation may be held only upon notice given by or at the direction of the Board of Directors. Such notice shall state the time, place and purposes of the meeting.

        Section 5.    Meeting Business.    In order to be properly brought before any meeting of the stockholders held pursuant to Section 3, business (including the election of directors) must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, in order for any such business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. In order to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within the thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

        Section 6.    Notice; Waiver; Postponement; Cancellation.    Notice of the time and place of every meeting of the stockholders, the means of remote communications by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, if any means of remote communications is permitted by the Board of Directors, and of the business to be acted on at such meeting shall be mailed by the Secretary or the officer performing his duties, at least ten (10) days before the meeting, to each stockholder of record having voting power and entitled to such notice at his last known post office address; provided, however, that if a stockholder be present at a meeting or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Fourth Amended and Restated Certificate of Incorporation of the Corporation (as amended, the "Certificate of Incorporation") otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

        Section 7.    Quorum.    The holders of a majority of the stock of the Corporation having voting power present in person or by proxy shall constitute a quorum, but in every case, the presiding officer at the meeting or the stockholders present, although less than a quorum, shall have power to adjourn any meeting from time to time without notice. The holders of a majority of the stock present and entitled to vote at a duly qualified meeting of stockholders shall have power to act; unless the matter is one as to which a different vote is specified by the Certificate of Incorporation, these Bylaws or applicable law or regulation (other than Section 216 of the DGCL), in which case the different vote so specified by such provision, law or regulation shall apply. The foregoing provisions of this Section 7 each shall be subject to the voting rights of holders of any Preferred Stock of the Corporation and any related quorum requirements.

        Section 8.    Voting.    Unless otherwise specified in the Certificate of Incorporation, at every meeting of stockholders, each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock held by such stockholder and may vote and otherwise act in person or by proxy; but no proxy shall be voted upon more than one (1) year after its date unless such proxy provides for a longer period.

        Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute one of the valid means by which a stockholder may grant such authority:

            (i)  A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, without limitation, by facsimile signature.

          (ii)  A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

A copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction.

        Section 9.    List of Stockholders Entitled to Vote.    At least ten (10) days before each election of directors, a complete list of the stockholders entitled to vote at such election, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder, shall be made and filed either at a place within the city where the election is to be held and which place shall be specified in the notice of the meeting at which such election is to take place, or, if not so specified, at the place where such meeting is to be held. Such list shall be open to the examination of any stockholder during ordinary business hours for a period of at least ten (10) days prior to such election at the place so filed. Such list shall be produced and kept at the time and place of such election and be subject to inspection by any stockholder.

        Section 10.    Stock Certificates.    Certificates of stock shall be of such form and device as the Board of Directors may elect and shall be signed by the Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, but in case any such Certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed.

        Section 11.    Transfer of Shares; Transfer Agent and Registrar.    The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person, or by attorney, on the surrender of the certificates therefor. The Board of Directors may appoint one or more transfer agents and registrar of the stock.

        Section 12.    Record Date.    The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors is hereby authorized to fix in advance, a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at, any such meeting, or entitled to receive payment of any such dividends, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation.

        Section 13.    Number; Classes; Vacancies; Nominations.    Subject to Section 14 of these Bylaws, the affairs of the Corporation shall be managed by a Board of Directors consisting of such number of directors as shall be determined from time to time by resolution of a majority of the number of directors constituting the entire Board of Directors at such time and, in the absence of such determination, the number of directors shall be nine (9). The Board of Directors shall be divided into classes in accordance with Article IX of the Corporation's Certificate of Incorporation, and any vacancies shall be filled in accordance with the procedures specified in Article IX.

        Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting or any meeting called for the purpose of electing directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors; provided, however, that, during the Transition Period (as such term is defined in Section 14 of these Bylaws), the nominating procedures followed by the Board of Directors (and each class thereof) or the nominating committee of the Board of Directors are in accordance with Section 14 of these Bylaws, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13.

        In addition to any other applicable requirements, such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. In order to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within the thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall contain (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) that person's consent to such nomination, (ii) the name, age, business address and residence address of the person, (iii) the principal occupation or employment of the person, and (iv) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

        The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not made in accordance with the foregoing procedure, and if he should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.

        Section 14.    Special Provisions Relating to the Merger.

        (a)  As of the Effective Time (as such term is defined that certain Agreement and Plan of Merger (the "Merger Agreement), dated as of July 30, 2002, by and between the Corporation and Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch")), the Board of Directors shall be comprised of four (4) Versicor Approved Directors and four (4) Biosearch Approved Directors (as such terms are defined in subsection (e) of this Section 14), and, subject to the fiduciary duties of directors and subsection (b) of this Section 14, during the period commencing on the Effective Time and ending on the third anniversary thereof (the "Transition Period"), the Board of Directors or the nominating committee of the Board of Directors shall nominate for election at each stockholders meeting at which directors are elected, such number of Versicor Approved Directors and Biosearch Approved Directors so that the Board of Directors shall at all times remain comprised of an equal number of Versicor Approved Directors and Biosearch Approved Directors.

        (b)  During the Transition Period, at least one (1) of the Versicor Approved Directors and at least one (1) of the Biosearch Approved Directors shall be "independent directors" (as such term is defined in the Nasdaq Marketplace Rules or in the rules and regulations of any other exchange on which the Corporation's securities may trade (the "Marketplace Rules") and each other applicable rule and law (the "Independence Laws")). If, during the Transition Period, the Independence Laws require a greater percentage of the Board of Directors to be "independent directors" (as such term is defined in the Independent Laws), then, not later than the first day that the Corporation shall be unconditionally obligated to comply with the Independence Laws, the number of independent directors on the Board of

Directors shall be increased and the number of Versicor Approved Directors which are independent and the number of Biosearch Approved Directors which are independent shall be equal.

        (c)  During the Transition Period, the Board of Directors shall consist of eight (8) members, and such number shall not be amended unless, immediately following such amendment, (i) the Board of Directors is comprised of an equal number of Versicor Approved Directors and Biosearch Approved Directors and (ii) the requirements of this Section 14 are fulfilled.

        (d)  If, at any time during the Transition Period, the number of Versicor Approved Directors and the number of Biosearch Approved Directors are not equal, then, subject to the fiduciary duties of directors and subsection (b) of this Section 14, the remaining Versicor Approved Directors (if the number of Versicor Approved Directors is, or would otherwise become, less than the number of Biosearch Approved Directors) shall propose a person or persons to fill any existing vacancy or vacancies or the remaining Biosearch Approved Directors (if the number of Biosearch Approved Directors is, or would otherwise become, less than the number of Versicor Approved Directors) shall propose a person or persons to fill any existing vacancy or vacancies, in each case such that there shall be an equal number of Versicor Approved Directors and Biosearch Approved Directors. If the Board of Directors does not approve and nominate the proposed replacement candidate Versicor Approved Director by resolution passed by a majority of the entire Board of Directors, then a new replacement Versicor Approved Director shall be proposed by a majority of the remaining Versicor Approved Directors and this process shall repeat itself until a replacement candidate Versicor Approved Director is approved. If full Board of Directors does not approve and nominate the proposed replacement candidate Biosearch Approved Director by resolution passed by a majority of the entire Board of Directors, then a new replacement Biosearch Approved Director shall be proposed by a majority of the remaining Biosearch Approved Directors and this process shall repeat itself until a replacement candidate Biosearch Approved Director is approved. If the Board of Directors approves and nominates the proposed replacement candidate Versicor Approved Director or Biosearch Approved Director, as applicable, by resolution passed by a majority of the entire Board of Directors, then the remaining directors of the class into which such Versicor Approved Director or Biosearch Approved Director shall be assigned (or a majority of the directors of the remaining classes, if no such director remains), shall approve and nominate such proposed replacement candidate Versicor Approved Director or Biosearch Approved Director, as applicable.

        (e)  The term "Versicor Approved Director" means (i) any person who becomes a Director of the Corporation pursuant to Section 1.6(a) of the Merger Agreement and (ii) any person who becomes a Director of the Corporation pursuant to subsection (d) of this Section 14 and who is designated by the Versicor Approved Directors; and the term "Biosearch Director" means (i) any person who becomes a Director of the Corporation pursuant to Section 1.6(a) of the Merger Agreement and (ii) any person who becomes a Director of the Corporation pursuant subsection (d) of this Section 14 and who is designated by the Biosearch Approved Directors.

        (f)    By resolution passed by a majority of the entire Board of Directors, the Board of Directors may appoint from among its members such committees as it may from time to time deem desirable and may delegate to such committees such powers of the Board of Directors as it may consider appropriate, as permitted by the Certificate of Incorporation, these Bylaws and by applicable law; provided, however, that during the Transition Period, (i) the Corporation shall have at least the following three (3) standing committees: (1) the audit committee; (2) the compensation committee; and (3) the nominating committee; (ii) the initial members and Chairpersons of such committees shall be as set forth in Schedule 1.6 of the Merger Agreement, (iii) subject to the Marketplace Rules, the Independence Laws and other applicable rules and laws, each committee of the Board of Directors shall be comprised of an equal number of Versicor Approved Directors and Biosearch Approved Directors, and (iv) the replacements for members of any standing committee shall be proposed and approved in accordance with subsection (d) of this Section 14.

        Section 15.    Meetings; Notice; Waiver; Quorum; Voting.

        (a)  Meetings of the Board of Directors shall be held at the times fixed by resolutions of the Board of Directors or upon call of the Chairman of the Board or of the President or any five (5) directors and may be held outside the State of Delaware. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to subsection (a) of this Section 15 shall constitute presence in person at such meeting.

        (b)  The Secretary or officer performing his duties shall give reasonable notice (which shall not in any event be less than two (2) days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting. Notice stating the place, date and hour of the meeting shall be given by telephone, telegram or electronic means not less than the time above specified before the meeting shall be sufficient.

        (c)  Five directors shall constitute a quorum for the transaction of business. For purposes of clarification, during the Transition Period, the presence of at least one Versicor Approved Director and one Biosearch Approved Director shall be required for a quorum to be established. Less than such a quorum shall have power to adjourn any meeting from time to time without notice.

        (d)  The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise specified in the Certificate of Incorporation, these Bylaws or any applicable law, in which case the different vote so specified by such provision or law shall apply; provided, however, that during the Transition Period, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors if and only if such majority of the directors consists of at least one Versicor Approved Director and at least one Biosearch Approved Director.

        (e)  Unless otherwise provided in the Certificate of Incorporation, these Bylaws or any applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        Section 16.    Indemnification of Directors, Officers, Employees and Agents.

        (a)  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of this Corporation, or is or was serving or has agreed to serve at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, shall be indemnified by this Corporation against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b)  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of this Corporation, or is or was serving or has agreed to serve at the request of this Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, shall be indemnified by this Corporation against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of this Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery of Delaware or such other court shall deem proper.

        (c)  Notwithstanding the other provisions of this Section 16, to the extent that a director, officer, employee or agent of this Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 16, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (d)  Any indemnification under subsections (a) and (b) of this Section 16 (unless otherwise ordered by a court) shall be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 16. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, or (4) if a Change in Control has occurred and the director, officer, employee or agent seeking indemnification so requests, in a written opinion rendered by independent legal counsel chosen by the person requesting indemnification and not reasonably objected to by the Board of Directors. For purposes of subsection (4) of this subsection (d), "independent legal counsel" shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed substantial services for either this Corporation or the person seeking indemnification within the past five (5) years. The Corporation shall pay the fees of the independent legal counsel. For purposes of this subsection (d), a "Change in Control" shall be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 act), directly or indirectly, of securities of this Corporation representing twenty-five percent (25%) or more of the combined voting power of this Corporation's then outstanding securities in a transaction not approved by the Board of Directors sitting immediately prior to such acquisition, (ii) this Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors sitting immediately prior to such transaction or event constitute less than five-sixths of the Board of Directors thereafter, or (iii) during the immediately preceding four (4) years, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        (e)  Costs, charges and expenses (including attorney's fees) incurred by a person referred to in subsections (a) and (b) of this Section 16 in defending a civil or criminal action, suit or proceeding shall be paid promptly by this Corporation in advance of the final determination of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by this Corporation as authorized by this Section 16. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        (f)    The indemnification provided by this Section 16 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for this Corporation, it being the policy of this Corporation that indemnification of the persons specified in subsections (a) and (b) of this Section 16 shall be made to the fullest extent permitted by applicable law. The indemnification provided by this Section 16 shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such Person. All rights to indemnification under this Section 16 shall be deemed to be a contract between this Corporation and each director, officer, employee or agent of this Corporation who serves or served in such capacity at any time while this Section 16 is in effect. Any repeal or modification of this Section 16 or any repeal or modification of relevant provisions of the DGCL or any other applicable law shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligation of this Corporation arising hereunder.

        (g)  If this Section 16 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then this Corporation shall nevertheless indemnify each director, officer, employee and agent of this Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action by or in the right of this Corporation, to the full extent permitted by any applicable portion of this Section 16 that shall not have been invalidated and to the fullest extent permitted by applicable law.

        Section 17.    Election; Positions.    The Board of Directors, as soon as may be after the election of directors in each year, shall appoint: (i) one of their number Chairman of the Board of Directors; and (ii) one of their number President of the Corporation, and may also appoint one or more Executive Vice-Presidents, Senior Vice-Presidents, First Vice-Presidents and Vice Presidents, a Secretary and a Treasurer; provided, however, that as of and at the Effective Time, the positions referenced in Section 1.6(a) of the Merger Agreement shall be filled by the persons designated pursuant to that Section 1.6(a). The Board of Directors may from time to time appoint one of their number as Vice-Chairman and may appoint such other officers as they deem appropriate. Any person may hold more than one office, except that same Person may not hold more than one of the offices of President and Secretary.

        Section 18.    Term.    The term of office of all officers shall be until the next election of directors and until their respective successors are chosen and qualified, or until they shall die or resign, but any officer may be removed from office at any time by the Board of Directors. Vacancies in any office may be filled by the Board of Directors at any meeting.

        Section 19.    Powers and Duties.    The officers of the Company shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors.

        Section 20.    Deposits; Checks and Drafts.    The Board of Directors is authorized to select such depositaries as it shall deem proper for the funds of the Corporation. All checks and drafts against such deposited funds shall be signed and countersigned by persons to be specified by the Board of Directors.

        Section 21.    Contracts.    The President, or any Vice-President, shall have authority to execute and deliver all contracts or undertakings of the Corporation.

        Section 22.    Corporate Seal.    The corporation seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

        Section 23.    Fiscal Year.    The fiscal year of the Corporation shall be the calendar year.

        Section 24.    Amendment of Bylaws.    Either the Board of Directors or the stockholders may alter or amend these Bylaws at any meeting, duly held as above provided, the notice of which includes notice of the proposed alteration or amendment, as permitted by the Certificate of Incorporation, these Bylaws and applicable law; provided, however, that any amendment of these Bylaws by the stockholders shall require the approval of holders of shares of the Corporation representing at least seventy-five percent (75%) of the shares then entitled to vote thereon.

        Section 25.    Shareholder Rights Agreement.    The Board of Directors may impose restrictions on transfer of securities of the Corporation pursuant to the Shareholder Rights Agreement between the Corporation and the Rights Agent, as and to the extent required by such Rights Agreement, as amended from time to time.

        Section 26.    Italian Branch Manager.    For the lesser of (i) the period during which Corporation has a "permanent establishment" for Italian tax purposes, and (ii) the Transition Period, the Board of Directors shall appoint one or more of their number as "Institore" (i.e., the "Italian Branch Manager") of the permanent establishment; provided, however, that as of and at the Effective Time, the position of Italian Branch Manager shall be filled by the person designated pursuant to Section 1.6(b) of the Merger Agreement.

        Section 27.    Directors of Italian Subsidiary.

        (a)  For so long as the lesser of (i) the period during which the Corporation has a controlling interest in an S.r.l. formed under the laws of Italy (the "Italian Subsidiary"), and (ii) the Transition Period (such period, the "Italian Subsidiary Transition Period"), the Board of Directors of the Corporation or the nominating committee of the Board of Directors of the Corporation shall nominate for election at each shareholders meeting at which directors of the Italian Subsidiary are elected, such number of Versicor Approved Subsidiary Directors (as defined below) and Biosearch Approved Subsidiary Directors (as defined below) such that the Board of Directors of the Italian Subsidiary shall at all times remain comprised of an equal number of Versicor Approved Subsidiary Directors and Biosearch Approved Subsidiary Directors.

        (b)  During the Italian Subsidiary Transition Period, the Board of Directors of the Italian Subsidiary shall consist of two (2) members, and such number shall not be amended unless, immediately following such amendment, (i) the Board of Directors of the Italian Subsidiary is

comprised of an equal number of Versicor Approved Subsidiary Directors and Biosearch Approved Subsidiary Directors, and (ii) the requirements of this Section 27 are fulfilled.

        (c)  If, at any time during the Italian Subsidiary Transition Period, the number of Versicor Approved Subsidiary Directors and the number of Biosearch Approved Subsidiary Directors are not equal, then the Board of Directors of the Corporation shall nominate to fill any existing vacancy or vacancies, as the case may be, such person or persons as may be requested by the Versicor Approved Directors (if the number of Versicor Approved Subsidiary Directors is, or would otherwise become, less than the number of Biosearch Approved Subsidiary Directors) or by the Biosearch Approved Directors (if the number of Biosearch Approved Subsidiary Directors is, or would otherwise become, less than the number of Versicor Approved Subsidiary Directors) to ensure that there shall be an equal number of Versicor Approved Subsidiary Directors and Biosearch Approved Subsidiary Directors. If the Board of Directors of the Corporation does not approve and nominate the proposed replacement candidate Versicor Approved Subsidiary Director by resolution passed by a majority of the entire Board of Directors of the Corporation, then a new replacement Versicor Approved Subsidiary Director shall be proposed by a majority of the Versicor Approved Directors and this process shall repeat itself until a replacement candidate Versicor Approved Subsidiary Director is approved. If the Board of Directors of the Corporation does not approve and nominate the proposed replacement candidate Biosearch Approved Subsidiary Director by resolution passed by a majority of the entire Board of Directors of the Corporation, then a new replacement Biosearch Approved Subsidiary Director shall be proposed by a majority of the Biosearch Approved Directors and this process shall repeat itself until a replacement candidate Biosearch Approved Subsidiary Director is approved.

        (d)  The term "Versicor Approved Subsidiary Director" means (i) any person who becomes a Director of the Italian Subsidiary pursuant to Section 1.6(b) of the Merger Agreement, and (ii) any person who becomes a Director of the Italian Subsidiary pursuant to subsection (d) of this Section 27 and who is designated by the Versicor Approved Directors; and the term "Biosearch Approved Subsidiary Director" means (i) any person who becomes a Director of the Italian Subsidiary pursuant to Section 1.6(b) of the Merger Agreement, and (ii) any person who becomes a Director of the Italian Subsidiary and who is designated by the Biosearch Approved Directors.

QuickLinks

  Exhibit 3.4
AMENDED AND RESTATED BYLAWS Of VERSICOR INC.
AMENDED AND RESTATED BYLAWS of VERSICOR INC.